Exhibit 10.1

WAIVER AND AMENDMENT
TO
CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK,
WARRANTS
AND
REGISTRATION RIGHTS AGREEMENT

This Waiver and Amendment to Certificate of Designation of Series A Convertible Preferred Stock, Warrants and Registration Rights Agreement, dated as of March 23, 2007 (this “Waiver and Amendment”), is entered into by and among Impart Media Group, Inc., a Nevada corporation (the “Company”) and the holders (collectively, the “Series A Holders”) of (i) the issued and outstanding Series A Convertible Preferred Stock, $.001 par value per share (the “Series A Stock”) of the Company, and (ii) the common stock purchase warrants issued by the Company in connection with the issuance of the Series A Stock (the “Warrants”), for the purpose of waiving certain rights of the Series A Holders under (x) Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on March 2, 2006 (the “Certificate of Designation”), and (y) that certain Registration Rights Agreement, dated as of March 2, 2006, by and between the Company and the Series A Holders, as may be amended, modified or supplemented from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, the Company filed a registration statement on Form SB-2 to register the resale of the shares of common stock, $.001 par value per share (“Common Stock”), of the Company underlying the Series A Stock (and the related warrants) (the “Registration Statement”), which Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on September 1, 2006;

WHEREAS, in a letter dated December 13, 2006, the Company advised the Series A Holders, pursuant to Section 3(c)(vi) of the Registration Rights Agreement, to discontinue the sale or other disposition of any Registrable Securities under the Registration Statement until such time as an amendment (the “Amendment”) to the Registration Statement has been filed with the Commission;

WHEREAS, the Company has failed to file the Amendment and, as such, the unavailability of the Registration Statement is continuing, resulting in the occurrence of a “triggering event” under Sections 8(d)(i) and (vii) of the Certificate of Designation (a “Section 8(d) Triggering Event”);

WHEREAS, as a result of the occurrence of the Section 8(d) Triggering Event, the Series A Holders are entitled to require the Company to redeem all or a portion of each such holder’s shares of Series A Stock;

WHEREAS, as a result of the occurrence of the Section 8(d) Triggering Event, certain liquidated damages have accrued and are accruing under Section 7(d) of the Registration Rights Agreement (the “Liquidated Damages”);

WHEREAS, pursuant to the terms of the Certificate of Designations and the Registration Rights Agreement, the holders of at least seventy-five percent (75%) of the Series A Stock and pursuant to the terms of the Warrants, the holders of at least a majority of the shares of Common Stock underlying the Warrants, have the right to effect this Waiver and Amendment on behalf of all of the Series A Holders or Warrant holders, as the case may be, with such Waiver and Amendment being binding upon all such holders as if they were a signatory hereto;

WHEREAS, in consideration of the decrease in the conversion price of the Series A Stock to $1.00, the decrease in the exercise price of the Warrants to $0.01, and the other consideration described herein, the Series A Holders have agreed to grant the waivers described herein;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Registration Rights.

A.   The Series A Holders hereby waive (i) any and all breaches of the terms and conditions of the Registration Rights Agreement arising from the occurrence of the Section 8(d) Triggering Event described in the Recitals above through the date hereof, and (ii) any Liquidated Damages due and payable to the Series A Holders by the Company accrued through the date hereof. The parties acknowledge that aggregate penalties to date would be approximately $202,000.00.

B.   The Registration Rights Agreement is hereby amended, such that the definitions of “Effectiveness Date” and “Filing Date” in Section 1 thereof shall be deleted in their entirety and in substitution thereof the following new definitions of “Effectiveness Date” and “Filing Date” are hereby added:

“‘Effectiveness Date’ means with respect to the Registration Statement the earlier of (A) the thirtieth (30th) day following the Filing Date (or in the event that the Registration Statement is reviewed by the Commission, the sixtieth (60th) day following the date of the first comment letter from the Commission to the Company) or (B) the date which is five (5) Business Days after the date on which the Commission informs the Company that (i) the Commission will not further review the Registration Statement or (ii) the Company may request the acceleration of the effectiveness of the Registration Statement; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.”

“‘Filing Date’ means a date that is the earlier of (i) fifteen (15) Business Days after the Company files with the Commission its proxy statement for the Company’s 2007 annual meeting of shareholders, or (ii) May 15, 2007.”

C.   It is understood that (a) the Registrable Securities, as defined in the Registration Rights Agreement, shall hereafter include all shares of Common Stock issuable upon conversion of the Series A Stock, including dividends accrued thereon, as amended hereby (to the extent the Company elects to pay such dividends in shares of Common Stock), and the shares of Common Stock issuable upon exercise of the Warrants, as amended hereby, (b) penalties for failure to file a registration statement and other events set forth in Section 7(d) of the Registration Rights Agreement may again accrue based upon the amended definitions of Filing Date and Effectiveness Date and (c) any benefits deemed to have been provided to the Series A Holders hereunder shall not in any way be deemed to limit the potential recovery of the Series A Holders under the last sentence of Section 7(d).

2.	Certificate of Designation.

A.   The Series A Holders hereby waive the Section 8(d) Triggering Event described in the Recitals above and all rights of redemption and fees, interest, dividends and other amounts payable and applicable to the Section 8(d) Triggering Event under the Certificate of Designation accrued through the date hereof.

B.    The Series A Holders hereby consent to an amendment of the Certificate of Designation to delete Section 2(b) in its entirety.

C.    The Series A Holders hereby waive their right to receive any accrued but unpaid dividends on the Series A Stock otherwise payable pursuant to Section 2(a) of the Certificate of Designation, up to and including accruals through March 2, 2007, in approximately the sum of $315,000. On the first business day of July, 2007, holders of record of the Series A Preferred Stock, shall be entitled to receive the dividends contemplated by Section 2(a) of the Certificate of Designation for dividends accrued from March 3, 2007 to the date of payment; and regular semi-annual dividends shall continue to accrue and be payable in accordance with Section 2 thereafter.

D.     The definition of “Conversion Price” in Section 5(d)(i) of the Certificate of Designation shall be deleted in its entirety and in substitution thereof the following new Section 5(d)(i) is hereby added in order to reduce the “Conversion Price” of the Series A Stock from $1.55 per share to $1.00 per share:

“The term "Conversion Price" shall mean $1.00 per share, subject to adjustment under Section 5(e) hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $1.00 per share except if it is adjusted pursuant to the second sentence of Section 5(e)(i).”

E.    Section 8(h) of the Certificate of Designation (Company Redemption Option) shall be amended to (a) increase the period of the Company Redemption Notice (as defined in the Certificate of Designation) from “ten (10) days’ prior written notice” to “twenty (20) business days’ prior written notice” of a redemption under Section 8(h) of the Certificate of Designation (with the holder permitted to exercise its conversion rights at any time in accordance with Section 8(h) of the Certificate of Designation), (b) reduce the redemption price per share of Series A Stock from 200% to 100% of the Liquidation Preference Amount (as defined in the Certificate of Designation) plus any accrued but unpaid dividends, and (c) change the Company’s Redemption Date (as defined in the Certificate of Designation) from the “eleventh (11th) day” to the “twenty-first (21st) business day” after the Company has delivered the Company's Redemption Notice.

F.    The Series A Holders hereby authorize the proper officers of the Company to prepare, execute and file a certificate of amendment to the Certificate of Designation, in the form of Exhibit A annexed hereto, to reflect the amendments contemplated in Section 2 of this Amendment and Waiver.

3.    Warrants. The Series A Holders agree to waive and delete on behalf of all Warrant holders Section 4(d) of the Warrants, providing for “full-ratchet” anti-dilution rights. Immediately after such deletion, the Company agrees (a) to decrease the Warrant Price of the Warrants to $0.01 per share and (b) to delete the Issuer’s Redemption Option in the Warrants, as set forth in Section 8 thereof, for the benefit of all of the Series A Holders, but not for the benefit of the Placement Agent. The Company represents and warrants to the Series A Holders that such amendment of the Warrants of the Series A Holders does not violate any rights of the Placement Agent and that the Placement Agent has consented to such actions.  The Company shall prepare, execute and deliver to each Series A Holder a new form of amended Warrant (in exchange for the outstanding Warrant currently held by such Series A Holder, and exercisable for the same number of shares of Common Stock) in the form of Exhibit B annexed hereto. The Company acknowledges and represents (after consultation with counsel) that the holding period of such amended Warrant shall be deemed to have commenced as of March 3, 2006 for purposes of Rule 144(d) of the Securities Act of 1933, as amended.

4.    Representations and Warranties of the Company. The Company represents and warrants to the Series A Holders as follows:

A.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

B.     The Company has the requisite corporate power and authority (including all board of directors and shareholder approvals) to enter into and perform this Waiver and Amendment, the amendments to the Registration Rights Agreement and the Warrants, and to file the amendment to the Certificate of Designations with the Secretary of State of the State of Nevada, contemplated hereby and to issue the shares of Common Stock underlying the Series A Stock and the Warrants in accordance with the terms hereof.

C.     When the Conversion Shares (as defined in the Certificate of Designation) and the Warrant Shares (as defined in the Warrants) are issued in accordance with the terms of the Certificate of Designation and the Warrants, respectively, as amended by this Waiver and Amendment, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock. The amendments contemplated hereunder will not obligate the Company to issue any shares of Common Stock , Series A Stock or other securities to any other Person (other than the Series A Holders) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security of the Company.

D.     The execution, delivery and performance of this Waiver and Amendment by the Company does not and will not (i) violate any provision of the Company’s Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

E.    The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred ten percent (110%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the shares of Series A Stock and exercise of all of the Warrants then outstanding.

F.     There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Waiver and Amendment or the transactions contemplated hereby or any action taken or to be taken pursuant hereto.

G.     Neither this Waiver and Amendment nor any other documents, certificates or instruments furnished to the Series A Holders by or on behalf of the Company in connection with the transactions contemplated by this Waiver and Amendment contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

5.    General. Except as set forth in this Waiver and Amendment, there are no other amendments or waivers to the Certificate of Designation, the Warrants or the Registration Rights Agreement, and all of the other terms and provisions of the Certificate of Designation, the Warrants and the Registration Rights Agreement remain in full force and effect.

6.    This Waiver and Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforce-able by each of the parties hereto and its successors and permitted assigns. THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

7.    The Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Series A Holders in connection with the preparation, negotiation, execution and delivery of this Waiver and Amendment, and the amendments to the Certificate of Designation, the Warrants, and the Registration Rights Agreement, which payment shall not exceed $5,000.00.

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IN WITNESS WHEREOF, each of the Company and the Series A Holders representing at least seventy-five percent (75%) of the Series A Stock and a majority of holders of Common Stock underlying the Warrants has caused this Waiver and Amendment to Certificate of Designation of Series A Convertible Preferred Stock, Warrants and Registration Rights Agreement signed in its name effective as of the date first set forth above.

IMPART MEDIA GROUP, INC.

By:	/s/ Thomas Muniz
Name: Thomas Muniz
Title: President

ENABLE GROWTH PARTNERS LP

By:	/s/ Brendan O’Neil
Name: Brendan O’Neil Title: Principal and Portfolio Manager

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Brendan O’Neil
Name: Brendan O’Neil Title: Principal and Portfolio Manager

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLCP

By:	/s/ Brendan O’Neil
Name: Brendan O’Neil Title: Principal and Portfolio Manager

GRYPHON MASTER FUND, L.P.

By:	/s/ E.B. Lyon, IV
Name: E.B. Lyon, IV Title: Authorized Agent

GSSF MASTER FUND, LP

By:	/s/ E.B. Lyon, IV
Name: E.B. Lyon, IV Title: Authorized Agent

HUDSON BAY FUND LP

By:	/s/ Yoav Roth
Name: Yoav Roth Title: Portfolio Manager

Exhibit A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
OF
IMPART MEDIA GROUP, INC.

The undersigned, the Chief Executive Officer of Impart Media Group, Inc. (the “Company”), a corporation organized and existing under the Revised Statutes of the State of Nevada (“NRS”), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the “Board of Directors”) by its Articles of Incorporation, and in order to amend the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”) pursuant to Section 78.1955 of the NRS, the Board of Directors, by unanimous written consent dated as of March __, 2007, duly approved and adopted the following resolution (the “Resolution”):

WHEREAS, the Certificate of Designation of the Company was filed by the Secretary of State of the State of Nevada on March 2, 2006;

WHEREAS, the Board of Directors considers it advisable and hereby desires, pursuant to such authority, to amend the terms and provisions of the Certificate of Designation;

WHEREAS, the holders of at least seventy-five percent (75%) of the Series A Convertible Preferred Stock, pursuant to Section 78.1955(3) of the NRS and Section 10 of the Certificate of Designation, approved by written consent the terms and filing of a Certificate of Amendment to the Certificate of Designation to amend the Certificate of Designation; and

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby adopts and approves the following amendments to the Certificate of Designation on the terms and with the provisions herein set forth on Annex A attached to this resolution.

Name: Joseph F. Martinez
Title: Chief Executive Officer
ATTEST:

Name: Thomas C. Muniz
Title: President

ANNEX A

SERIES A CONVERTIBLE PREFERRED STOCK

The powers, designations, preferences and relative, participating, optional or other rights of the Series A Convertible Preferred Stock of Company are hereby amended as follows:

1.     Section 2(b) is hereby deleted in its entirety.

2.     Section 5(d)(i) is hereby deleted in its entirety and in substitution thereof the following new Section 5(d)(i) is hereby added:

“The term “Conversion Price” shall mean $1.00 per share, subject to adjustment under Section 5(e) hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $1.00 per share except if it is adjusted pursuant to the second sentence of Section 5(e)(i).”

3.     Section 8(h) is hereby deleted in its entirety and in substitution thereof the following new Section 5(d)(i) is hereby added:

“Company's Redemption Option. At any time while there is an effective registration statement permitting resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company may redeem all of the Series A Preferred Stock outstanding upon twenty (20) business days’ prior written notice (the “Company's Redemption Notice”) at a price per share of Series A Preferred Stock equal to one hundred percent (100%) of the Liquidation Preference Amount plus any accrued but unpaid dividends; provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice prior to the Company’s Redemption Date (as defined below), all of the shares of Series A Preferred Stock designated to be redeemed may be converted by such holder; provided further that if during the period between delivery of the Company's Redemption Notice and the Redemption Date a holder shall become entitled to deliver a Notice of Redemption at Option of Buyer Upon Major Transaction, then the right of such holder shall take precedence over the previously delivered Company Redemption Notice. The Company's Redemption Notice shall state the date of redemption which date shall be the twenty-first (21st) business day after the Company has delivered the Company's Redemption Notice (the “Company’s Redemption Date”), the Company's Redemption Price and the number of shares to be redeemed by the Company. The Company shall not send a Company's Redemption Notice unless it has good and clear funds for a minimum of the amount it intends to redeem in a bank account controlled by the Company. The Company shall deliver the Company's Redemption Price to the holder(s) on the Company's Redemption Date, provided, that if the holder(s) delivers a Conversion Notice before the Company’s Redemption Date, then the portion of the Company’s Redemption Price which would be paid to redeem the shares of Series A Preferred Stock covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Company’s Redemption Date, the Company shall pay the Company's Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by the Company of the Preferred Stock Certificates to be redeemed pursuant to this Section 8(h), the Company shall, on the next business day following the date of receipt by the Company of such Preferred Stock Certificates, pay the Company's Redemption Price to the holder(s) on a pro rata basis. If the Company fails to pay the Company’s Redemption Price by the Company’s Redemption Date, the redemption will be declared null and void and the Company shall lose its right to serve a Company's Redemption Notice in the future.”

Exhibit B

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

AMENDED AND RESTATED

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

IMPART MEDIA GROUP, INC.

Expires March 2, 2009

No.: W-07- __	Number of Shares: ___________
Original Date of Issuance: March 3, 2006
Date of Amended and Restated Warrant: March __, 2007

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Impart Media Group, Inc., a Nevada corporation (together with its successors and assigns, the "Issuer"), hereby certifies that _______________________________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ____________________________________ (_____________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, on the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.    Term. The term of this Warrant commenced on March 3, 2006 (the “Original Issue Date”) and shall expire at 6:00 p.m., eastern time, on March 2, 2009 (such period being the "Term").

2.	Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)    Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b)    Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto as Exhibit A duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by "cashless exercise" in accordance with the provisions of subsection (c) of this Section 2, but only when a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c)    Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
  B

Where	X = the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Warrant Price.

B =	the Per Share Market Value of one share of Common Stock.

(d)    Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise (provided, however that the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC or certificates free of restrictive legends if such exercise is in connection with a sale (as evidenced by documentation furnished to and reasonably satisfactory to the Issuer) and the registration statement providing for the resale of the Warrant Stock is effective, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

(e)    Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(f)    Transferability of Warrant. Subject to Section 2(h) hereof, this Warrant, and the rights evidenced hereby, may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(g)    Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(h)    Compliance with Securities Laws.

(i)    The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)    Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii)   The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer (which condition shall be satisfied by the receipt of an executed Notice of Effectiveness of Registration Statement contemplated by the Purchase Agreement), (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act. The Issuer will respond to any such notice from a holder within three (3) business days and, to the extent the above conditions are satisfied, will cause its transfer agent to remove the legend set forth above. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, provided the Issuer’s transfer agent is participating in the DTC Fast Automated Securities Transfer program, the Issuer shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder's Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

(iv)   Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.      Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)    Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred ten percent (110%) of the aggregate number of shares of Common Stock to provide for the exercise of this Warrant.

(b)    Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)    Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d)    Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

(e)    Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of Warrant Stock issuable upon exercise of the Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Stock in a name other than that of the Holder in respect of which such shares are issued.

4.    Adjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a)    Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)    In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and as a condition to such Triggering Event, proper and adequate provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. Notwithstanding the foregoing to the contrary, this Section 4(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, then the Holder shall have the right to demand that the Issuer pay to the Holder an amount equal to the value of this Warrant according to the Black-Scholes formula.

(ii)    Notwithstanding anything contained in this Warrant to the contrary and so long as the surviving entity pursuant to any Triggering Event is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(b)    Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)    make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)   subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)   combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(c)    Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any divi-dend or other distribution of:

(i)    cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

(ii)    any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(iii)   any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d)    Issuance of Common Stock Equivalents. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(c). No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

(e)    Other Provisions Applicable to Adjustments under this Section. The following provisions shall be ap-plicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i)    Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. Such determination of the fair value of such consideration shall be made by an Independent Appraiser. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(e)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii)    When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii)    Fractional Interests. In computing ad-justments under this Section 4, fractional interests in Common Stock shall be taken into account to the near-est one one-hundredth (1/100th) of a share.

(iv)   When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(f)    Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(g)    Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exer-cises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

5.    Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

6.    Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7.    Ownership Cap and Certain Exercise Restrictions. (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise any portion of this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

(b)    The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Issuer with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

8.    Definitions. For the purposes of this Warrant, the following terms have the following meanings:

"Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Issuer’s securities of at least $20,000,000 in which the price per share is at least $4.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to the Common Stock), (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the Warrant Stock, (v) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s stock option plans and employee stock purchase plans as they exist on the date hereof or hereafter adopted by the Board and approved by the Majority Holders, (vii) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement and (viii) the payment of any dividends in shares of Common Stock pursuant to the Preferred Stock issued pursuant to the Purchase Agreement.

"Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board" shall mean the Board of Directors of the Issuer.

"Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

"Common Stock" means the Common Stock, $.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

"Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

"Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

"Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

"Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

"Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

"Issuer" means Impart Media Group, Inc., a Nevada corporation, and its successors.

"Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

"Original Issue Date" means March 2, 2006.

"OTC Bulletin Board" means the over-the-counter electronic bulletin board.

"Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

"Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

"Per Share Market Value" means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the agreement of the Board and the Majority Holders, provided, however, if the Board and the Majority Holders cannot agree on the fair market value of a share of the Common Stock, the fair market value shall be determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Preferred Stock” means the Series A Convertible Preferred Stock issued by the Issuer to the Purchasers pursuant to the Purchase Agreement.

"Purchase Agreement" means the Series A Convertible Preferred Stock Purchase Agreement dated as of March 2, 2006 among the Issuer and the Purchasers.

"Purchasers" means the purchasers of the Preferred Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Registration Statement” means a registration statement under the Securities Act providing for the resale of the Warrant Stock.

"Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

"Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

"Term" has the meaning specified in Section 1 hereof.

"Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

"Waiver and Amendment " means the Waiver and Amendment to Certificate of Designation of Series A Convertible Preferred Stock, Warrants and Registration Rights Agreement, dated as of the date hereof, by and among the Issuer and the Purchasers signatories thereto.

"Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

"Warrant Price" means, initially, $0.01 per share, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

"Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

"Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

10.    Other Notices. In case at any time:

(A)	the Issuer shall make any distributions to the holders of Common Stock; or

(B)	the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C)	there shall be any reclassification of the Capital Stock of the Issuer; or

(D)	there shall be any capital reorganization by the Issuer; or

(E)
there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

11.    Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

12.    Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

13.    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	Impart Media Group, Inc.
1300 North Northlake Way
Seattle, Washington 98103
Attention: Chief Executive Officer
Tel. No.: (206) 633-1852
Fax No.: (206) 633-2768

with copies (which copies
shall not constitute notice)
to:	Pryor Cashman Sherman & Flynn LLP
410 Park Avenue, 10th Floor
New York, New York 10022
Attention: Eric M. Hellige
Tel. No.: (212) 326-0846
Fax No.: (212) 326-0806

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder with copies to:

with copies (which copies
shall not constitute notice)
to:	Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste
Tel. No.: (212) 715-9100
Fax No.: (212) 715-8000

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

14.    Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

15.    Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.    Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

17.    Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

18.    Registration Rights. The initial Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, dated as of March 2, 2006, by and among the Company and Persons listed on Schedule I thereto, as amended by that certain Waiver and Amendment, dated as of March 23, 2007 (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

19.    Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

IMPART MEDIA GROUP, INC.

By:
Name: Joseph Martinez
Title: Chief Financial Officer

EXHIBIT A to the
WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
IMPART MEDIA GROUP, INC.

Names and Addresses	Number
of Holder	and Warrants Purchased

Counsel to Enable Capital Management:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, NY 10020
Attention: Michael D. Maline
Tel. No.: (646) 414-6904
Fax No.: (973) 422-6873

EXERCISE FORM
WARRANT

IMPART MEDIA GROUP, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Impart Media Group, Inc. covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.